Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and the related Prospectus of Kite Realty Group Trust and Kite Realty Group, L.P. for the registration of common shares, preferred shares, depository shares, warrants and rights by Kite Realty Group Trust and/or for the registration of debt securities by Kite Realty Group L.P.

We also consent to the incorporation by reference therein of our reports dated February 27, 2015, with respect to the consolidated financial statements and schedule of Kite Realty Group Trust, and the effectiveness of internal control over financial reporting of Kite Realty Group Trust, included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference therein of our report dated March 10, 2015, with respect to the consolidated financial statements of Kite Realty Group, L.P. for the years ended December 31, 2014, 2013 and 2012 included in Kite Realty Group Trust’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 11, 2015.

/s/ ERNST & YOUNG LLP
Indianapolis, Indiana
March 11, 2015